                                                                   EXHIBIT 10.23

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


               This Assignment and Acceptance Agreement (this "Agreement") is entered into as of May 29, 1998, between Foothill Capital Corporation, a California corporation in its capacity as a Lender (the "Assignor") and Madeleine, L.L.C., a New York limited liability company (the "Assignee"), and acknowledged by Foothill Capital Corporation, a California corporation in its capacity as Agent, with respect to that certain Loan and Security Agreement described in Item 2 of Annex I annexed hereto (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Loan Agreement. The parties hereby agree as follows:

               1. In accordance with the terms and conditions of Section 15 of the Loan Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor's rights and obligations under the Loan Documents as of the date hereof solely with respect to the Obligations owing to the Assignor as specified in Item 4.b and Item 4.c of Annex I and the Commitments to make Advances or the Bridge Term Loan as specified in Item 4.b and Item 4.c of Annex
I. After giving effect to such sale and assignment, the Assignee's total Commitments and Commitment to make Advances or the Bridge Term Loan will be as set forth in Item 4.b and Item 4.c of Annex I.

               2. The Assignor: (a) represents and warrants to the Assignee that: (i) the Assignor is the legal and beneficial owner of the interest being assigned by the Assignor hereunder and that such interest is free and clear of any lien or adverse claim; and (ii) the Assignor has provided to the Assignee or representatives thereof with true and correct copies of the Loan Documents required to be delivered by Borrower on or before the Closing Date and, as of the Closing Date, such Loan Documents are the only material documents entered into between the Assignor and Borrower with respect to the interest being assigned hereunder; (b) makes no representation or warranty to the Assignee and assumes no responsibility to the Assignee with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty to the Assignee and assumes no responsibility to the Assignee with respect to the financial condition of Borrower or the performance or observance by Borrower of any of Borrower's obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

               3. The Assignee (a) confirms that it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (b) agrees that it will, independently and without reliance, as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender with respect to the interest being assigned hereunder.

               4. Following the execution of this Agreement by the Assignor and Assignee, it will be delivered to the Agent for recording by the Agent. The effective date of this Assignment shall be the date of the execution hereof by the Assignor, the Assignee, and the Agent (the "Settlement Date").

               5. From and after the Settlement Date, (i) the Assignee shall be a party to the Loan Agreement as a Lender, shall be a Lender for all purposes under the Loan Agreement and the other Loan Documents, and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender under the Loan Agreement and the other Loan Documents, and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

               6. From and after the Settlement Date, the Agent shall make all payments under the Loan Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments or principal, interest and fees (if applicable) with respect thereto) to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor the Assigned Share (as set forth in Annex I) of the principal amount of any outstanding Advances or the Bridge Term Loan (as the case may be) under the Loan Agreement and the other Loan Documents.

               7. Anything in the Loan Agreement or the other Loan Documents to the contrary notwithstanding, Agent, the Assignor, and the Assignee, solely as among themselves, hereby agree that for purposes of determining "ratability" among the Lenders under the Loan Agreement and the other Loan Document: (a) when used in the context of a Lender's obligation or commitment to make the Bridge Term Loan or a Lender's right to receive payments in respect of the Bridge Term Loan Obligations, the term "Pro Rata Share" shall mean (i) 100% with respect to the Assignee, and (ii) -0-% with respect to the Assignor; (b) when used in the context of a Lender's obligation or commitment to make Advances, including Foothill Loans and Foothill Group Agent Advances, or a Lender's right to receive payment in respect of Other Obligations, the term "Pro Rata Share" shall mean
(i) 100% with respect to the Assignor, and (ii) -0-% with respect to the Assignee; (c) from and after the Closing Date, the then outstanding principal amount of the Bridge Term Loan shall be deemed to be the amount of the total Commitments in respect of the Bridge Term Loan; and (d) in all other cases, the term "Pro Rata Share" shall have the meaning ascribed to that term in the Loan Agreement.

               8. Anything in the Loan Agreement or the other Loan Documents to the contrary notwithstanding relative to the ratable apportionment among the Lenders of payments of certain Obligations, the Assignor and Assignee, solely as between themselves, hereby make, on the Settlement Date, the following adjustments relative to such payments under the Loan Agreement and the other Loan Documents for periods on and prior to the Settlement Date:

        a. The Assignee shall be entitled to receive a share of the Assignor's portion of the origination fee set forth in Section 2.11(a) of the Loan Agreement, on the later to occur of the Settlement Date and the date such portion of such fee is received by the Assignor, equal to $225,000.

               9. Anything in the Loan Agreement or the other Loan Documents to the contrary notwithstanding (including relative to the ratable apportionment among the Lenders of payments of certain Obligations), Agent, the Assignor, and the Assignee, solely as among themselves, hereby agree to make the following adjustments relative to such payments under the Loan Agreement and the other Loan Documents for periods from and after the Settlement Date:

        a.     The Assignee shall be entitled to receive:

               i. until the payment in full of the Bridge Term Loan, a share of the Assignor's portion of each installment of each facility fee set forth in Section 2.11(c) of the Loan Agreement, on the later to occur of the relevant due date of such installment and the date such installment actually is received by the Assignor, equal to the Assignee's Pro Rata Share of such fee.

               ii. until the payment in full of the Bridge Term Loan, a share of the Assignor's portion of each interest payment payable solely under Section 2.6(a) or Section 2.6(c), as the case may be, of the Loan Agreement, as and when received by the Assignor, equal to the Assignee's Pro Rata share of such interest payment.

        b. Upon payment in full of the Bridge Term Loan (and any other Bridge Term Loan Obligations, including accrued and unpaid interest thereon), the rights of Assignee to receive payment relative to any Obligations (other than in respect of Borrower's indemnification provisions under Section 11.3 of the Loan Agreement and in respect of the revival and reinstatement of the Obligations under Section 18.7 of the Loan Agreement) shall cease.

        c. Anything in the Loan Agreement or the other Loan Documents to the contrary notwithstanding:

               i. the Assignee shall not be entitled to any compensation based upon the Early Termination Premium, any clearance charges or float, or any similar charges provided under the Loan Documents.


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

               ii. the Assignee shall not share in any recovery by Agent or the Assignor of audit or appraisal fees or out-of-pocket expenses incurred by Agent or the Assignor and reimbursable by Borrower (but this Section 9(c)(ii) shall not limit the rights of the Assignee, as a Lender and a member of the Lender Group, to recover out-of-pocket expenses incurred by the Assignee and reimbursable by Borrower).

               iii. the Early Termination Premium shall not be paid to Assignor until all other Obligations have been paid in full.

               10. Upon payment in full of the Bridge Term Loan (and any other Bridge Term Loan Obligations, including accrued and unpaid interest thereon), the duties, obligations, and status of the Assignee as a Lender (other than the Assignee's indemnification and confidentiality obligations under the Loan Agreement) shall cease.

               11. So long as the Assignee and/or one or more of its Affiliates holds 100% of the interest in the Bridge Term Loan, and notwithstanding anything in the Loan Agreement or the other Loan Documents to the contrary, the Assignor agrees that, without the prior written consent of the Assignee (which consent shall not be unreasonably withheld, delayed, or conditioned), the Assignor shall not (i) vote as a Lender in favor of making any change in the definitions of the terms Borrowing Base, Eligible Accounts, Eligible Domestic Accounts, Eligible Foreign Accounts, Dilution, or Dilution Reserve that would result in a material increase in the Borrowing Base (or in any definition contained in the Loan Agreement used in connection with the definition of the foregoing terms that would result in a material increase in the Borrowing Base or any decrease in the Cumulative Blockage), Maximum Revolving Amount, Cumulative Blockage, Individual Blockage, Related Bridge Term Loan Reduction Amount, or Revolving Advance Cap,
(ii) amend, modify, or waive any provisions of Section 7.4(b) of the Loan Agreement, approve the terms of any Purchaser Notes, or agree to waive any mandatory prepayment pursuant to Section 7.4(b)(4)(i) of the Loan Agreement,
(iii) agree to any amendment, modification or waiver of the Intercreditor Agreement, (iv) conduct any Stock Sale or, except as otherwise provided by
Section 7.4 of the Loan Agreement and the Intercreditor Agreement, consent to any Stock Sale or (v) make any Advance that would cause the outstanding Obligations to exceed the Total Obligations Cap.

               12. So long as the Assignee and/or one or more of its Affiliates holds 100% of the interest in the Bridge Term Loan, the Assignor (for itself and all other Lenders that are successors to or assignees of the Assignor) hereby agrees that, notwithstanding anything in the Loan Agreement or the other Loan Documents to the contrary, Agent on behalf of the Required Lenders shall give the Assignee written notice of any action by Agent on behalf of the Required Lenders described in clause (a)(i) or clause (a)(iii) of Section 13 hereof: (a) in the absence of an Exigent Circumstance (defined below), not less than 2 Business Days prior to the taking of such action; or (b) if Exigent Circumstances exist, concurrently with or as promptly as reasonably practicable after the taking of such action. In the event that any written notice is given to the Assignee pursuant to clause (a) above (an "Acceleration/Liquidation Notice"), the Assignor (for itself and all other Lenders that are


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

successors to or assignees of the Assignor) hereby agrees solely for the benefit of the Assignee that, notwithstanding anything in the Loan Agreement or the other Loan Documents to the contrary, the Lender Group will forbear from accelerating the maturity of the Obligations or from declaring Borrower's loan account to be in liquidation, as the case may be, if Agent on behalf of the Lender Group receives, on or before the second Business Day following the date the Acceleration/Liquidation Notice is given, a written notice from the Assignee (the "Committed Buy-out Notice") pursuant to which the Assignee irrevocably commits to acquire all (but not less than all) of all remaining right, title, and interest of the Assignor and all other Lenders that are successors to or assignees of the Assignor in and to the Obligations, the Commitments, and the Loan Documents pursuant to Section 13 hereof. In any written notice given to the Assignee pursuant to clause (b) above, Agent on behalf of the Required Lenders shall specify in reasonable detail the nature and circumstances of such Exigent Circumstance. As used herein, "Exigent Circumstance" shall mean an event or circumstance that materially and imminently threatens the ability of the Lender Group to realize upon all or a material part of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction (other than to the extent covered by insurance) or material waste thereof, or failure of Borrower after reasonable demand to maintain or reinstate adequate casualty insurance coverage with respect thereto. In the event that the Assignee elects to acquire all (but not less than all) of all remaining right, title, and interest of the Assignor and all other Lenders that are successors to or assignees of the Assignor in and to the Obligations, the Commitments, and the Loan Documents pursuant to Sections 13 or 14 hereof, (i) Agent shall have the right, but not the obligation, to resign under Section 17.9 of the Loan Agreement, and (ii) and the Assignee shall have the right, but not the obligation, to require the Agent to resign under Section 17.9 of the Loan Agreement; in each case, effective immediately upon the receipt by the Assignor and Agent of written notice by the Assignee of the exercise by the Assignee of such right to acquire such remaining right, title, and interest in and to the Obligations, the Commitments, and the Loan Documents (and, if applicable, such right to require Agent to resign).

               13. So long as the Assignee and/or one or more of its Affiliates holds 100% of the interest in the Bridge Term Loan, the Assignee and the Assignor (for itself and all other Lenders that are successors to or assignees of the Assignor) hereby agree that:

        (a) at any time on or after the earlier of the date that any one or more of the following events (each, a "Triggering Event") has occurred and is continuing: (i) Agent on behalf of the Required Lenders shall have accelerated the maturity of the Obligations based on an Event of Default under the Loan Documents; (ii) any of the Obligations owing to the Assignee shall not be paid in full when due and owing; or (iii) Agent on behalf of the Required Lenders shall have otherwise declared Borrower's loan account to be in liquidation in accordance with the Loan Documents; the Assignee shall have the option, upon 5 Business Days advance written notice to the Assignor (and all other Lenders that are successors to or assignees of the Assignor), to acquire from the Assignor (and all other Lenders that are successors to or assignees of the Assignor) all (but not less than all) of the remaining right, title, and interest of the Assignor (and all other

        Lenders that are successors to or assignees of the Assignor) in and to the Obligations, the Commitments, and the Loan Documents; and

        (b) upon the receipt by the Agent on behalf of the Lender Group of the Committed Buy-out Notice, the Assignee irrevocably shall be committed to acquire, within 5 Business Days following such receipt, from the Assignor (and all other Lenders that are successors to or assignees of the Assignor) all (but not less than all) of the remaining right, title, and interest of the Assignor (and all other Lenders that are successors to or assignees of the Assignor) in and to the Obligations, the Commitments, and the Loan Documents;

in either case, by paying to the Assignor (and all other Lenders that are successors to or assignees of the Assignor) in cash a purchase price equal to:
(y) 100% of the outstanding balance with respect thereto (including, without limitation, principal, interest accrued and unpaid thereon, any unpaid fees and premiums to the extent earned or due and payable in accordance with the Loan Agreement (including, annual facility fees, anniversary fees, and collateral management fees), expenses to the extent earned or due and payable in accordance with the Loan Agreement (including the reimbursement of extraordinary expenses, financial examination expenses, and loan documentation review charges); plus (z) in the case of clause (a) above and in the event that there is a Triggering Event as the result of the failure of Borrower to pay the Bridge Term Loan in full on or after the scheduled maturity date thereof, an amount equal to the Early Termination Premium (if and only if the Early Termination Premium is paid by Borrower and if all Obligations were repaid in full and the Loan Agreement was terminated as of the date payment of the purchase price is due); whereupon the Assignor (and all other Lenders that are successors to or assignees of the Assignor) shall assign to the Assignee, without any representation, recourse, or warranty whatsoever (except that the Assignor (and all other Lenders that are successors to or assignees of the Assignor) shall warrant to the Assignee that
(1) the amount quoted by the Assignor (and all other Lenders that are successors to or assignees of the Assignor) as the purchase price represents the amount shown as due with respect to the claims transferred as reflected on the respective books and records of the Assignor (and all other Lenders that are successors to or assignees of the Assignor), (2) it owns, or has the right to transfer to the Assignee, the rights being transferred, and (3) such transfer will be free and clear of liens and adverse claims), its right, title, and interest with respect to the Obligations, the Commitments, and the Loan Documents, at no expense to the Assignee other than the reimbursement by the Assignee of the reasonable out-of-pocket expenses of the Assignor (and all other Lenders that are successors to or assignees of the Assignor) and the legal counsel thereof in connection with documenting and effecting such assignment and the related delivery to the Assignee of the original Loan Documents in the possession of the Assignor (and all other Lenders that are successors to or assignees of the Assignor), and, in connection with such assignment, the Assignor (and all other Lenders that are successors to or assignees of the Assignor) shall deliver to the Assignee any original Loan Documents and any Collateral in their possession and execute such other documents, instruments, and agreements reasonably necessary to effect such assignment, whereupon the Assignor (and all other Lenders that are successors to or assignees of the

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

Assignor) shall be relieved from any further duties, obligations, or liabilities to the Assignee pursuant to this Agreement.

               14. So long as the Assignee and/or one or more of its Affiliates holds 100% of the interest in the Bridge Term Loan, the Assignor (for itself and all other Lenders that are successors to or assignees of the Assignor) hereby agrees that, if Borrower's Loan Account is in liquidation, and if all of the Obligations of Borrower payable to the Assignor (and all other Lenders that are successors to or assignees of the Assignor) have been paid in full in cash as more particularly provided in Section 2.4(b) of the Loan Agreement, the Assignor (together with all other Lenders that are successors to or assignees of the Assignor) may, or the Assignee may require the Assignor (and all other Lenders that are successors to or assignees of the Assignor) to, assign to the Assignee, without any representation, recourse, or warranty whatsoever (except that the Assignor (and all other Lenders that are successors to or assignees of the Assignor) shall warrant to the Assignee that (y) it owns, or has the right to transfer to the Assignee, the rights being transferred, and (z) such transfer will be free and clear of liens and adverse claims), its right, title, and interest with respect to the Obligations, the Commitments, and the Loan Documents, at no expense to the Assignee other than the reimbursement by the Assignee of the reasonable out-of-pocket expenses of the Assignor (and all other Lenders that are successors to or assignees of the Assignor) and the legal counsel thereof in connection with documenting and effecting such assignment and the related delivery to the Assignee of the original Loan Documents in the possession of the Assignor (and all other Lenders that are successors to or assignees of the Assignor), and, in connection with such assignment, the Assignor (and all other Lenders that are successors to or assignees of the Assignor) shall deliver to the Assignee any original Loan Documents and any Collateral in their possession and execute such other documents, instruments, and agreements reasonably necessary to effect such assignment, whereupon the Assignor (and all other Lenders that are successors to or assignees of the Assignor) shall be relieved from any further duties, obligations, or liabilities to the Assignee pursuant to this Agreement.

               15. So long as the Assignee and/or one or more of its Affiliates holds 100% of the interest in the Bridge Term Loan, the Assignor (for itself and all other Lenders that are successors to or assignees of the Assignor) hereby agrees that, notwithstanding anything in Section 15.1 of the Loan Agreement to the contrary, the Assignor (or any such other Lender) may further participate or otherwise transfer or assign any or all of its right, interest, and title in and to the Obligations, the Commitments, or the Loan Documents to any third person at any time (in any such case a "Sale"); provided, however, that (a) before making any such Sale, the Assignor (or any such other Lender) shall offer the Assignee a right of first refusal itself to purchase the portion of its interest so offered for Sale, and (b) any such Sales shall be made subject to the Assignee's rights to acquire such portion of the right, title, and interest of the Assignor (or any such other Lender) in and to the Obligations, the Commitments, and the Loan Documents pursuant to Sections 13 or 14 hereof. In the event that the Assignor (or any such other Lender) offers any such right of first refusal to the Assignee, the Assignee promptly shall accept or reject such right of first refusal, and, if accepted, promptly shall close the purchase of the portion of the right, title, and interest of the Assignor (or any such other Lender) so offered to the Assignee, and in any event within 5 Business Days of the written


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

offer thereof by the Assignor (or any such other Lender) to the Assignee, failing which the Assignor (or any such other Lender) shall be free to consummate such Sale to any such third person without restriction other than as set forth in clause (b) above. Anything in the foregoing to the contrary notwithstanding, the Assignor (and all such other Lenders) may sell, pledge, transfer, or assign additional participation interests in the Obligations, the Commitments, and the Loan Documents without any of the foregoing restrictions (except, in the case of (z) below, the restriction granting the Assignee the foregoing right of first refusal) in connection with (y) transfers or assignments of its interest to any Affiliate of the Assignor or in connection with a transfer or assignment of all or a substantial part of its loan portfolio, or (z) any assignment to a collection or similar agency.

               16. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               17. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, including all other Lenders that are successors to or assignees of the Assignor and including all successor Agents.

               18. In the event of any actual, irreconcilable conflict between the Loan Agreement and this Agreement relative to the subject matter hereof, the terms and provisions of this Agreement shall control and govern.

               19. This Agreement can only be amended by a writing signed by Agent, the Assignee, and the Assignor (and all other Lenders that are successors to or assignees of the Assignor).

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the first date above written, such execution being made on Annex I hereto.

                                     FOOTHILL CAPITAL CORPORATION, as
                                     Assignor


                                     By: /s/
                                        -------------------------------------
                                     Title:
                                           ----------------------------------

                                     MADELEINE, L.L.C., as Assignee


                                     By: /s/
                                        -------------------------------------
                                     Title:
                                           ----------------------------------

ACCEPTED AS OF
May 29, 1998

FOOTHILL CAPITAL CORPORATION,
AS AGENT

By: /s/
   ----------------------------------

Title:
      -------------------------------

                                     ANNEX I
               To That Certain Assignment and Acceptance Agreement
                        entered into as of May 29, 1998,
        between Foothill Capital Corporation, in its capacity as a Lender and Madeleine, L.L.C.

1.      Borrower:     StorMedia Incorporated, Akashic Memories Corporation and
                      certain subsidiaries as guarantors)

2.      Name and Date of Loan Agreement:
               Loan and Security Agreement, dated as of May 29, 1998, among StorMedia Incorporated, Akashic Memories Corporation, the financial institutions listed on the signature pages thereof, and Foothill Capital Corporation, as Agent.

3.      Date of Agreement: as of May 29, 1998

4.      Amounts (as of date in Item #3 above):

        a.     Total Commitments                                                   $28,000,000

               i.     Commitment to make Advances                                  $20,000,000

               ii.    Commitment to make the Bridge Term Loan                       $8,000,000

        b.     Assigned Share of Total Commitments                                    28.5714%

               i.     Assigned Share of Commitment                                        -0-%
                      to make Advances

               ii.    Assigned Share of Commitment                                     100.00%
                      to make the Bridge Term Loan

        c.     Amount of Assigned Share of Total Commitments                        $8,000,000

               i.     Amount of Assigned Share of                                         $-0-
                      Commitment to make Advances

               ii.    Amount of Assigned Share of                                   $8,000,000
                      Commitment to make the Bridge Term Loan

5.      Settlement Date: May 29, 1998

6.      Notice and Wire Instructions, etc.

        Assignee:

        Madeleine, L.L.C.
        450 Park Avenue, 28th Floor
        New York, New York 10022
        Attn: Kevin Genda
        (212) 891-2117

        Bank:

        Citibank, NA
        ABA No.:021-000-089
        Account Name: Cerberus Partners, L.P.
        Account No.:37839889
        Attn: Michael Hisler
        Re: StorMedia Incorporated

7.      Agreed and Accepted:

        FOOTHILL CAPITAL
        CORPORATION, in its capacity as
        a Lender, as Assignor



        By: /s/
           -------------------------------

        Title:
              ----------------------------

MADELEINE, L.L.C., as Assignee



By: /s/
   ---------------------------------

Title:
      ------------------------------


Accepted:

FOOTHILL CAPITAL CORPORATION, AS AGENT


By: /s/
   ----------------------------------

Title:
      -------------------------------